EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 4, 1998, except for Note 10 for which the date is February 13, 1998, on our audits of the consolidated financial statements and the financial statements schedules of UNUM Corporation and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K:

        Form S-8 No. 33-31270 pertaining to the UNUM Employees 401(k) Plan (formerly the UNUM Employees Retirement Savings Plan and Trust)

        Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option Plan

        Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock Incentive Plan

        Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock Incentive Plan (additional shares)

        Form S-3 No. 33-36873 pertaining to the 1990 Debt Securities

        Form S-3 No. 33-69132 pertaining to the 1993 Debt Securities, Preferred Stock, Common Stock and Warrants

        Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-55870 pertaining to the issuance of UNUM Corporation shares upon the exercise of stock options granted under the Colonial Plans as defined therein

        Form S-3 No. 333-08187 pertaining to the 1996 Debt Securities, Preferred Stock, Common Stock and Warrants

        Form S-8 No. 333-41917 pertaining to the 1998 Goals Stock Option Plan

        Form S-8 No. 333-41897 pertaining to the 1996 Long-Term Stock Incentive Plan




/s/ COOPERS & LYBRAND L.L.P.
Portland, Maine
March 10, 1998